UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1275 Market Street San Francisco, CA 94103-1410
(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	DLB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2022 Dolby Executive Bonus Plan

On November 9, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Dolby Laboratories, Inc. (the “Company”) adopted an executive cash bonus plan for fiscal 2022, entitled the 2022 Dolby Executive Bonus Plan (the “2022 Executive Plan”). A copy of the 2022 Executive Plan is filed with this report as Exhibit 99.1 and is incorporated herein by reference.

Only Company executive officers and other officers of the Company who are selected by the Committee are eligible to receive bonuses pursuant to the 2022 Executive Plan. Individual target bonuses are based on a percentage of each executive officer’s base salary. For fiscal 2022, the Committee set the following target bonuses for the Company’s named executive officers, currently consisting of Kevin Yeaman, President and Chief Executive Officer; Andy Sherman, Executive Vice President, General Counsel and Corporate Secretary; Giles Baker, Senior Vice President, Cloud Media Solutions; and Todd Pendleton, Senior Vice President and Chief Marketing Officer, as well as for Robert Park, who joined the Company as Senior Vice President and Chief Financial Officer on October 15, 2021:

Chief Executive Officer: 100% of his calendar base salary

Each other such officer: 65% of his respective base salary

The actual bonus amount payable to the Company’s Chief Executive Officer will be determined by multiplying his base salary by his target bonus percentage and then adjusting such target bonus amount based on the extent to which certain goals for non-GAAP operating income, revenue and/or other metrics are achieved, as determined by the Committee. The actual bonus amount may be less than, or exceed, the Chief Executive Officer’s target bonus, depending on the extent to which the Company meets such goals during the applicable performance period, as determined by the Committee. In addition, the Committee, in its sole discretion, may adjust the amount otherwise payable to the Chief Executive Officer as determined in accordance with the foregoing formula.

The actual bonuses for all other participating named executive officers will be determined by multiplying base salary by the applicable target bonus percentage and then adjusting such target bonus amount based on (i) the extent to which the non-GAAP operating income, revenue and/or other goals are achieved, and (ii) such other criteria as the Committee, with input from the Chief Executive Officer, in the Committee’s sole and absolute discretion, determines are appropriate to calculate and determine such final bonus amount for any such executive officer. As a result, the actual bonus amount paid to any such executive officer may be less than, or exceed, the executive officer’s target bonus. In addition, the Chief Executive Officer may recommend increases or decreases of up to 25% of each executive officer’s calculated award payout amount, for the Committee to consider in determining the final bonus amount payable.

2022 Executive Plan funding is capped at 200% of target funding.

No actual bonus payment to any executive officer may exceed any applicable limitations set forth in the Dolby Laboratories, Inc. 2020 Stock Plan, under which the 2022 Executive Plan was established.

Change in Role of Executive Officer

Also on November 9, 2021, the Company announced that Giles Baker will transition from his role as Senior Vice President, Consumer Entertainment Group, to Senior Vice President, Cloud Media Solutions, and will no longer serve as a Section 16 officer for purposes of federal securities laws.

Section 9 - Financial Statements and Exhibits

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	2022 Dolby Executive Bonus Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman Executive Vice President, General Counsel and Corporate Secretary

Date: November 12, 2021